UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 19, 2013

Farmers & Merchants Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	000-14492	34-1469491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 North Defiance Street, Archbold, Ohio	43502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code (419) 446-2501

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 19, 2013, David P. Rupp, Jr. retired from the Company’s Board of Directors in accordance with the mandatory retirement provisions contained in the Company’s governing documents. Mr. Rupp has been a valued member of the Company’s Board of Directors since 2001, and served as Chairman since 2009. The Company also announced that Jack C. Johnson, who has been on the Board of Directors since 1991, has been promoted to Chairman of the Board. Mr. Johnson has served on the Company’s Compensation Committee, Corporate Governance & Nominating Committee, the Loan Review Committee, and the Executive Committee. Mr. Johnson is the owner and President of Hawk’s Clothing, Inc. and a life-time resident of Williams County, Ohio.

Effective July 19, 2013, the Board of Directors has named Jo Ellen Hornish to fill the vacancy on both the Company’s and Bank’s Board of Directors created by Mr. Rupp’s resignation, which will expire in 2014. Ms. Hornish resides in Defiance, Ohio with her husband Samuel Hornish, Sr. Ms. Hornish is President of Advantage Powder Coating, Inc., Hornish Bros Inc., and Fountain City Leasing, Inc.

As a member of the Company’s Board of Directors, Mr. Johnson and Ms. Hornish will receive fees in accordance with those paid to non-employee members of the Company’s Board of Directors in general. Cash compensation is paid to directors in the form of retainers and meeting fees. The standard monthly retainer for Board service is $750, with the Chairman receiving a monthly retainer of $1,000. A $600 fee is paid to a director for each Board meeting attended. Meeting fees ranging from $350 to $600 are paid for each committee meeting attended depending upon the demands of the committee. At this time, it is not known on which committees of the Board of Directors Ms. Hornish will serve.

In addition, the Company, through the Bank, generally engages in the lending of money to Directors and executive officers, including their related interests. All such loans (i) are made in the ordinary course of business, (ii) are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) do not involve more than a normal risk of collectability or present other unfavorable features.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

FARMERS & MERCHANTS BANCORP, INC.
(Registrant)

Dated: July 22, 2013	/s/ Paul S. Siebenmorgen
Paul S. Siebenmorgen
President & Chief Executive Officer

/s/ Barbara J. Britenriker
Barbara J. Britenriker
Executive Vice President & Chief Financial Officer